UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2009

MedAssets, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-323-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

MedAssets, Inc. (the "Company") intends to hold its Annual Meeting of Stockholders of the Company for 2009 ("2009 Annual Meeting") on or about May 28, 2009 at the Company's offices located at 200 North Point Center East, Suite 200, Alpharetta, Georgia.

Since this date is more than 30 days from the anniversary of the prior year's annual meeting of stockholders of the Company, pursuant to the Company's Amended and Restated Bylaws (the "Bylaws") the deadline for receipt of stockholder proposals to be included in the Company's proxy statement for the 2009 Annual Meeting ("2009 Proxy Statement"), if eligible to be so included, is April 3, 2009. Any stockholder proposal must comply with the requirements established by Article II of the Bylaws and the Securities and Exchange Commission in order to be included in the 2009 Proxy Statement. In addition, any stockholder wishing to nominate a candidate for director at the 2009 Annual Meeting must submit such nomination and the other information required by Article III of the Bylaws, so that it is received no later than April 3, 2009. Stockholder proposals and/or nominations should be delivered to the attention of Jonathan H. Glenn, the Secretary of the Company, at 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

March 24, 2009	By:	/s/ L. Neil Hunn

Name: L. Neil Hunn
Title: Executive Vice President and Chief Financial Officer